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                                                                    EXHIBIT 4.2




                        CLARK MATERIAL HANDLING COMPANY

                  $130,000,000 10 3/4% Senior Notes due 2006


                         REGISTRATION RIGHTS AGREEMENT


                                                             November 27, 1996




JEFFERIES & COMPANY, INC.
11100 Santa Monica Boulevard
10th Floor
Los Angeles, California  90025

BEAR, STEARNS & CO. INC.
245 Park Avenue
New York, New York  10167

Ladies and Gentlemen:

          CLARK Material Handling Company, a Delaware corporation (the "Company"), is issuing and selling to Jefferies & Company, Inc. and Bear, Stearns & Co. Inc. (collectively, the "Purchasers"), upon the terms set forth in a purchase agreement, dated as of November 22, 1996 (the "Purchase Agreement"), $130,000,000 aggregate principal amount of the Company's 10 3/4% Senior Notes due 2006, Series A (the "Notes"). As an inducement to the Purchasers to enter into the Purchase Agreement, the Company agrees with the Purchasers, for the benefit of the holders of the Securities (defined below) (including, without limitation, the Purchasers), as follows:

1.   Definitions

          Capitalized terms used herein without definition shall have their respective meanings set forth in the Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:
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          Advice:  See Section 6.

          Agreement:  This Registration Rights Agreement.

          Applicable Period:  See Section 2(f).

          Business Days: Any day other than (i) Saturday or Sunday, or (ii) a day on which banking institutions in the State of New York are authorized or obligated by law, governmental regulation or executive order to be closed.

          Closing Date:  November 27, 1996.

          Effectiveness Date:  March 27, 1997

          Effectiveness Period:  See Section 3(a).

          Exchange Act: The Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

          Exchange Offer:  See Section 2(a).

          Exchange Offer Registration Statement:  See Section 2(a).

          Exchange Securities: 10 3/4 Senior Notes due 2006 of the Company that are identical in all material respects to the Notes, except for references to series and restrictive legends.

          Filing Date:  January 26, 1997.

          Guarantors: Any future Guarantors appointed in accordance with the terms of the Indenture.

          Holder:  Each registered holder of Registrable Securities.




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          Indenture:  The Indenture, dated the date hereof, between the
Company and United States Trust Company of New York, as trustee, pursuant to which the Notes are being issued, as amended or supplemented from time to time, in accordance with the terms thereof.

          Initial Shelf Registration:  See Section 3(a).

          Losses:  See Section 8(a).

          Maximum Contribution Amount:  See Section 8(d).

          NASD:  The National Association of Securities Dealers, Inc.

          Participating Broker-Dealer:  See Section 2(f).

          Person: An individual, trustee, corporation, partnership, joint stock company, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof, union, business association, firm or other entity.

          Private Exchange:  See Section 2(g).

          Private Exchange Securities:  See Section 2(g).

          Prospectus: The prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Securities covered by such Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

          Registration Default:  See Section 4(a).

          Registrable Securities: (a) Notes, (b) Private Exchange Securities and (c) Exchange Securities received by a Holder in the Exchange Offer that may not be sold without restriction under state and federal securities laws (other than due solely to the status of such Holder as an affiliate of the Company within the





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meaning of the Securities Act), in each case until (i) a Registration
Statement covering such Notes, Private Exchange Securities or Exchange Securities has been declared effective by the SEC and such Notes, Private Exchange Securities or Exchange Securities, as the case may be, have been disposed of in accordance with the effective Registration Statement, (ii) such Notes have been exchanged pursuant to the Exchange Offer for Exchange Securities that may be resold without restriction under state or federal securities laws, or (iii) such Notes, Private Exchange Securities or Exchange Security, as the case may be, cease to be outstanding for purposes of the Indenture.

          Registration Statement: Any registration statement of the Company that covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

          Review:  See Section 6(a).

          Rule 144: Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule (other than Rule 144A) or regulation hereafter adopted by the SEC.

          Rule 144A: Rule 144A under the Securities Act, as such Rule may be amended from time to time, or any similar rule (other than Rule 144) or regulation hereafter adopted by the SEC.

          Rule 415: Rule 415 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

          SEC:  The Securities and Exchange Commission.

          Securities: The Notes, the Private Exchange Securities and the Exchange Securities, collectively.

          Securities Act: The Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

          Shelf Notice:  See Section 2(i).





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          Shelf Registration:  The Initial Shelf Registration and any
Subsequent Shelf Registration.

          Special Counsel: Counsel chosen by the holders of a majority in aggregate principal amount of Securities.

          Subsequent Shelf Registration:  See Section 3(b).

          TIA:  The Trust Indenture Act of 1939, as amended.

          Trustee: The trustee under the Indenture and, if any, the trustee under any indenture governing the Exchange Securities or the Private Exchange Securities.

          Underwritten Registration or Underwritten Offering:   A registration
in which securities of the Company are sold to an underwriter for reoffering to the public.

          Weekly Liquidated Damages Amount:  See Section 4(a).

2.   Exchange Offer

          (a) The Company shall (i) prepare and file with the SEC promptly after the date hereof, but in no event later than the Filing Date, a registration statement (the "Exchange Offer Registration Statement") on an appropriate form under the Securities Act with respect to a proposed offer (the "Exchange Offer") to the Holders to issue and deliver to such Holders, in exchange for the Notes, a like aggregate principal amount of Exchange Securities, (ii) use its best efforts to cause the Exchange Offer Registration Statement to become effective as promptly as practicable after the filing thereof, but in no event later than the Effectiveness Date, (iii) keep the Exchange Offer Registration Statement effective until the consummation of the Exchange Offer pursuant to its terms, and (iv) unless the Exchange Offer would not be permitted by a policy of the SEC, commence the Exchange Offer and use its best efforts to issue, on or prior to 30 business days after the date on which the Exchange Offer Registration Statement is declared effective, Exchange Securities in exchange for all Notes tendered prior thereto in the Exchange Offer.

          The Exchange Offer shall not be subject to any conditions, other than that (i) the Exchange Offer does not violate applicable law or any applicable





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interpretation of the Staff of the SEC, (ii) no action or proceeding shall have been instituted or threatened in any court or by any governmental agency that could reasonably be expected to materially impair the ability of the Company to proceed with the Exchange Offer, and no material adverse development shall have occurred in any such existing action or proceeding with respect to the Company, and (iii) all governmental approvals necessary for the consummation of the Exchange Offer shall have been obtained.

          (b) The Exchange Securities shall be issued under, and entitled to the benefits of, the Indenture or a trust indenture that is identical to the Indenture (with such changes to the Indenture that are necessary to comply with any requirements of the SEC to effect or maintain the qualification thereof under the TIA).

          (c)  In connection with the Exchange Offer, the Company shall:

               (i) mail to each Holder a copy of the Prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal that is an exhibit thereto and related documents;

               (ii) keep the Exchange Offer open for not less than 20 Business Days after the date notice thereof is mailed to the Holders (or longer if required by applicable law);

               (iii) utilize the services of a depository for the Exchange Offer with an address in the Borough of Manhattan, The City of New York;

               (iv) permit Holders to withdraw tendered Notes at any time prior to the close of business, New York time, on the last Business Day on which the Exchange Offer shall remain open; and

               (v) otherwise comply in all material respects with all laws applicable to the Exchange Offer.

          (d) As soon as practicable after the close of the Exchange Offer, the Company shall:

               (i) accept for exchange all Notes validly tendered and not validly withdrawn pursuant to the Exchange Offer;





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               (ii)      deliver to the Trustee for cancellation all Notes so
accepted for exchange; and

               (iii) cause the Trustee promptly to authenticate and deliver to each Holder of Notes, Exchange Securities equal in aggregate principal amount to the Notes of such Holder so accepted for exchange.

          (e) Interest on each Exchange Security and Private Exchange Security will accrue from the last interest payment date on which interest was paid on the Notes surrendered in exchange therefor or, if no interest has been paid on the Notes, from November 27, 1996.

          (f) The Company shall include within the Prospectus contained in the Exchange Offer Registration Statement a section entitled "Plan of Distribution," containing a summary statement of the positions taken or policies made by the Staff of the SEC with respect to the potential "underwriter" status of any broker-dealer that is the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of Exchange Securities received by such broker-dealer in the Exchange Offer (a "Participating Broker-Dealer"). Such "Plan of Distribution" section shall also allow the use of the Prospectus by Participating Brokers-Dealers, and include a statement describing the means by which Participating Broker-Dealers may resell the Exchange Securities.

          If any Holder participating in the Exchange Offer makes the representations contemplated by Section 2(h) (iv) hereof, the Company shall use its best efforts to keep the Exchange Offer Registration Statement effective and to amend and supplement the Prospectus to be lawfully delivered by all Persons subject to the prospectus delivery requirement of the Securities Act for a period of 180 days from the consummation of the Exchange Offer (as such period may be extended pursuant to the last paragraph of Section 6 hereof) (the "Applicable Period") or such earlier date as the Company shall be notified in writing that such requesting Participating Broker-Dealer has resold all Exchange Securities acquired in the Exchange Offer.

          (g) If, prior to consummation of the Exchange Offer, any Purchaser holds any Notes acquired by it and having the status as an unsold allotment in the initial distribution, the Company shall, upon the request of such Purchaser, simultaneously with the delivery of the Exchange Securities in the Exchange Offer, issue (pursuant to the same indenture as the Exchange Securities) and deliver to such Purchaser, in exchange (the "Private Exchange") for the





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Notes held by such Purchaser, a like principal amount of debt securities of the Company that are identical to the Exchange Securities (the "Private Exchange Securities"). The Private Exchange Securities shall bear the same CUSIP number as the Exchange Securities.

          (h) Each Holder participating in the Exchange Offer will be required to represent to the Company in writing that (i) any Exchange Securities received by such holder in the Exchange Offer will be acquired in the ordinary course of its business, (ii) at the time of the consummation of the Exchange Offer such Holder will have no arrangement or understanding with any Person to participate in the distribution of the Exchange Securities within the meaning of the Securities Act or resale of the Exchange Securities in violation of the Securities Act, (iii) if such Holder is not a broker-dealer, that it is not engaged in and does not intend to engage in, the distribution of the Exchange Securities, (iv) if such Holder is a broker-dealer that will receive Exchange Securities for its own account in exchange for Notes that were acquired as a result of market-making or other trading activities, that it will deliver a prospectus, as required by law, in connection with any resale of such Exchange Securities, and (v) such Holder is not an "affiliate" of the Company within the meaning of the Securities Act or, if such Holder is an affiliate, that it will comply with the registration and prospectus delivery requirements of the Securities Act applicable to it.

          (i) If (i) prior to the consummation of the Exchange Offer, the Company in its reasonable judgment determines that a majority in aggregate principal amount of the Exchange Securities would not, upon receipt, be tradeable by the holders thereof without restriction under the Securities Act and the Exchange Act and without material restrictions under applicable Blue Sky or state securities laws, (ii) applicable interpretations of the Staff of the SEC would not permit the consummation of the Exchange Offer prior to the Effectiveness Date, (iii) subsequent to the consummation of the Private Exchange but within one year of the Closing Date, the Purchasers so request,
(iv) the Exchange Offer is not consummated within 240 days of the Closing Date for any reason or (v) in the case of any Holder not permitted to participate in the Exchange Offer or of any Holder participating in the Exchange Offer that receives Exchange Securities that may not be sold without restriction under state and federal securities laws (other than due solely to the status of such Holder as an affiliate of the Company within the meaning of the Securities Act) and, in either case contemplated by this clause (v), such Holder notifies the Company within six months of consummation of the Exchange, then the Company shall promptly deliver to the Holders (or in the case of any occurrence of the event described in clause (iii) or (v) hereof, to the





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Purchasers or any such Holder, as applicable) and the Trustee (in the case of clauses (i), (ii), (iii) and (iv)) notice thereof (the "Shelf Notice") and shall as promptly as possible thereafter file an Initial Shelf Registration pursuant to Section 3 hereof.

3.   Shelf Registration

          If a Shelf Notice is required to be delivered pursuant to Section 2(i) (i), (ii), or (iv), then this Section 3 shall apply to all Registrable Securities. If a Shelf Notice is required to be delivered pursuant to Section 2(i)(iii), then this Section 3 shall apply solely to Private Exchange Securities. If a Shelf Notice is required to be delivered pursuant to Section 2(i)(v), then this Section 3 shall apply solely to (i) Notes held by any Holder thereof not permitted to participate in the Exchange Offer and (ii) Exchange Securities that are not freely tradeable as contemplated by Section 2(i)(v) hereof.

          (a) Initial Shelf Registration. The Company shall prepare and file with the SEC a Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 covering all of the Registrable Securities (the "Initial Shelf Registration"). The Initial Shelf Registration shall be on Form S-1 or another appropriate form permitting registration of such Registrable Securities for resale by such holders in the manner or manners designated by them (including, without limitation, one or more underwritten offerings). The Company shall (i) not permit any securities other than the Registrable Securities to be included in any Shelf Registration, and (ii) use its best efforts to cause the Initial Shelf Registration to be declared effective under the Securities Act as promptly as practicable after the filing thereof, and to keep the Initial Shelf Registration continuously effective under the Securities Act until the third year anniversary of the Closing Date (the "Effectiveness Period"), or such shorter period ending when (i) all Registrable Securities covered by the Initial Shelf Registration have been sold pursuant to the Shelf Registration or (ii) a Subsequent Shelf Registration covering all of the Registrable Securities covered by and not sold under the Initial Shelf Registration or an earlier Subsequent Shelf Registration has been declared effective under the Securities Act; provided, that the Company may suspend the effectiveness of a Shelf Registration for a period not to exceed 45 days in any calendar year (a "Shelf Blackout Period"), and the three year period specified above shall be extended by the number of days in the Shelf Blackout Period, if (i) an event occurs and is continuing as a result of which the Shelf Registration would, in the Company's good faith judgment, contain an untrue statement of a material fact or omit to state a material fact necessary in





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order to make the statements therein not misleading and (ii) (A) the Company determines in good faith that the disclosure of such event at such time would have a material adverse effect on the business, operations or prospects of the Company and its subsidiaries, taken as a whole, or (B) the disclosure otherwise relates to a pending material business transaction that has not yet been publicly disclosed.

          (b) Subsequent Shelf Registrations. If any Shelf Registration ceases to be effective for any reason at any time during the Effectiveness Period (other than because of the sale of all of the securities registered thereunder), the Company shall use its best efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, as soon as practicable after such cessation of effectiveness, to amend the Shelf Registration in a manner reasonably expected to obtain the withdrawal of the order suspending the effectiveness thereof, or to file an additional "shelf" Registration Statement pursuant to Rule 415 covering all of the Registrable Securities covered by and not sold under the Initial Shelf Registration or an earlier Subsequent Shelf Registration (a "Subsequent Shelf Registration"). If a Subsequent Shelf Registration is filed, the Company shall use its best efforts to cause the Subsequent Shelf Registration to be declared effective as soon as practicable after such filing and to keep such Subsequent Shelf Registration continuously effective for a period equal to the number of days in the Effectiveness Period less the aggregate number of days during which the Initial Shelf Registration, and any Subsequent Shelf Registration, was previously continuously effective.

4.   Liquidated Damages.

          (a) The Company acknowledges and agrees that the holders of Registrable Securities will suffer damages, and that it would not be feasible to ascertain the extent of such damages with precision, if the Company fails to fulfill its obligations hereunder. Accordingly, in the event of such failure by the Company to fulfill such obligations, the Company hereby agrees to pay liquidated damages to each holder of Registrable Securities under the circumstances and to the extent set forth below:

               (i) if neither the Exchange Offer Registration Statement nor the Initial Shelf Registration has been filed with the SEC on or prior to the Filing Date; or





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               (ii)   if neither the Exchange Offer Registration Statement nor
     the Initial Shelf Registration is declared effective by the SEC on or prior to the Effectiveness Date; or

               (iii) if the Company has not exchanged Exchange Securities for all Notes validly tendered in accordance with the terms of the Exchange Offer within 30 days after the date on which an Exchange Offer Registration Statement is declared effective by the SEC; or

               (iv) the Initial Shelf Registration is filed and declared effective by the SEC but thereafter ceases to be effective without being succeeded within 30 days by a Subsequent Shelf Registration filed and declared effective;

(each of the foregoing, a "Registration Default").

          Accordingly, upon the occurrence of a Registration Default, the Company shall pay, or cause to be paid, as liquidated damages, and not as a penalty, to each holder of a Registrable Security, an additional amount (the "Weekly Liquidated Damages Amount") equal to (A) for each weekly period beginning on the date such Registration Default occurs for the first 90-day period immediately following such date, $.05 per week per $1,000 principal amount of Registrable Securities held by such holder, and (B) for each weekly period beginning with the first full week after the 90-day period set forth in the foregoing clause (A), $.10 per week per $1,000 principal amount of Registrable Securities held by such holder; provided that such liquidated damages will, in each case, cease to accrue (subject to the occurrence of another Registration Default) on the date on which all Registration Defaults have been cured. A Registration Default under clause (i) above shall be cured on the date that either the Exchange Offer Registration Statement or the Initial Shelf Registration is filed with the SEC; a Registration Default under clause (ii) above shall be cured on the date that either the Exchange Offer Registration Statement or the Initial Shelf Registration is declared effective by the SEC; a Registration Default under clause (iii) above shall be cured on the earlier of the date (A) the Exchange Offer is consummated with respect to all Notes validly tendered or (B) the Company delivers a Shelf Notice to the Holders of Registrable Securities; and a Registration Default under clause
(iv) above shall be cured on the earlier of (A) the date on which the applicable Shelf Registration is no longer subject to an order suspending the effectiveness thereof or proceedings relating thereto or (B) a new Subsequent Shelf Registration is declared effective.





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          (b)  The Company shall notify the Trustee within five Business Days after each Registration Default. The Company shall pay the liquidated damages due on the Registrable Securities by depositing with the Trustee, in trust, for the benefit of the Holders thereof, by 12:00 noon, New York City time, on the applicable payment dates specified in the Indenture (or other indenture relating to the Registrable Securities), immediately available funds in sums sufficient to pay the liquidated damages then due. The liquidated damages amount due shall be payable semi-annually on each such interest payment date to the record holder of Registrable Securities entitled to receive the interest payment to be made on such date as set forth in the Indenture, commencing with the first payment date occurring after any Registration Default.

5.   [Intentionally Left Blank]

6.   Registration Procedures

          In connection with the registration of any Securities pursuant to Sections 2 or 3 hereof, the Company shall effect such registrations to permit the sale of such Securities in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Company shall:

          (a) Prepare and file with the SEC, on or prior to the Filing Date, a Registration Statement or Registration Statements as prescribed by Section 2 or 3, and use its best efforts to cause each such Registration Statement to become effective and remain effective as provided herein; provided, that, if
(i) such filing is pursuant to Section 3 or (ii) a Prospectus contained in an Exchange Offer Registration Statement filed pursuant to Section 2 is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Securities during the Applicable Period relating thereto, before filing any Registration Statement or Prospectus or any amendments or supplements thereto, the Company shall, if requested, furnish to and afford the Holders of the Registrable Securities covered by such Registration Statement, their Special Counsel, each Participating Broker-Dealer, the managing underwriters, if any, and their counsel a reasonable opportunity to review copies of all such documents (including copies of any documents to be incorporated by reference therein and all exhibits thereto) proposed to be filed, such financial and other information and books and records of the Company, and cause the officers, directors and employees of the Company, Company counsel and the independent certified public accountants of the Company to respond to such inquiries (such actions are hereinafter collectively referred to as the "Review"), as shall be reasonably neces-





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sary, in the opinion of respective counsel to such holders, Participating
Broker-Dealer and underwriters, to conduct a reasonable investigation within the meaning of the Securities Act. The Company may require each Holder to agree to keep confidential any non-public information relating to the Company received by such Holders and not disclose such information (other than to an Affiliate or prospective purchaser who agrees to respect the confidentiality provisions of this Section 6(a)) until such information has been made generally available to the public unless the release of such information is required by law or necessary to respond to inquiries of regulatory authorities (including the National Association of Insurance Commissioners, or similar organizations or their successors). The Company shall not file any Registration Statement or Prospectus or any amendments or supplements thereto in respect of which the Holders must be afforded an opportunity to Review prior to the filing of such document, if the Holders of a majority in aggregate principal amount of the Registrable Securities covered by such Registration Statement, their Special Counsel, any Participating Broker-Dealer or the managing underwriters, if any, or their counsel shall reasonably object to the Company if such objection states that the person or persons making such objection believe that such Registration Statement, Prospectus or amendment does not comply in any material respect with any applicable law.

          (b) Provide an indenture trustee for the Registrable Securities or the Exchange Securities, as the case may be, and cause the Indenture (or other indenture relating to the Registrable Securities) to be qualified under the TIA not later than the effective date of the first Registration Statement; and in connection therewith, use its best efforts to effect such changes to such indenture as may be required for such indenture to be so qualified in accordance with the terms of the TIA; and execute, and use its best efforts to cause such trustee to execute, all documents as may be required to effect such changes, and all other forms and documents required to be filed with the SEC to enable such indenture to be so qualified in a timely manner.

          (c) Prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement as may be necessary to keep such Registration Statement continuously effective for the time periods required hereby; cause the related Prospectus to be supplemented by any Prospectus supplement required by Applicable Law, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act; and comply in all material respects with the provisions of the Securities Act and the Exchange Act applicable thereto with respect to the disposition of all securities covered by such Registration Statement, as so amended, or in such





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Prospectus, as so supplemented, in accordance with the intended methods of distribution set forth in such Registration Statement or Prospectus as so amended.

          (d) Furnish to such selling Holders and Participating Broker-Dealers who so request (i) upon the Company's receipt, a copy of the order of the SEC declaring such Registration Statement and any post-effective amendment thereto effective and (ii) such reasonable number of copies of such Registration Statement and of each amendment and supplement thereto (in each case including any documents incorporated therein by reference and all exhibits), (iii) such reasonable number of copies of the Prospectus included in such Registration Statement (including each preliminary Prospectus), and such reasonable number of copies of the final Prospectus as filed by the Company pursuant to Rule 424(b) under the Securities Act, in conformity with the requirements of the Securities Act, and (iv) such other documents (including any amendments required to be filed pursuant to clause (c) of this Section), as any such Person may reasonably request. The Company hereby consents to the use of the Prospectus by each of the selling Holders of Registrable Securities or each such Participating Broker-Dealer, as the case may be, and the underwriters or agents, if any, and dealers (if any), in connection with the offering and sale of the Registrable Securities covered by, or the sale by Participating Broker-Dealers of the Exchange Securities pursuant to, such Prospectus and any amendment thereto.

          (e)  If (A) a Shelf Registration is filed pursuant to Section 3 or
(B) a Prospectus contained in an Exchange Offer Registration Statement filed pursuant to Section 2 is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Securities during the Applicable Period, notify the selling Holders of Registrable Securities, their Special Counsel, each Participating Broker-Dealer and the managing underwriters, if any, as promptly as possible, and confirm such notice in writing, (i) when a Prospectus has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective under the Securities Act, (ii) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of any Prospectus or the initiation of any proceedings for that purpose, (iii) if, at any time when a Prospectus is required by the Securities Act to be delivered in connection with sales of Registrable Securities, the representations and warranties of the Company contained in any agreement (including any underwriting agreement) contemplated by Section 6(n) below cease to be true and correct in any material respect,
(iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of a





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Registration Statement or any of the Registrable Securities or the Exchange
Securities to be sold by any Participating Broker-Dealer for offer or sale in any jurisdiction, or the contemplation, initiation or threatening of any proceeding for such purpose, (v) of the happening of any event that makes any statement made in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in such Registration Statement, Prospectus or documents so that it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and
(vi) of the Company's reasonable determination that a post-effective amendment to a Registration Statement would be appropriate.

          (f) Prior to any public offering of Registrable Securities or any delivery of a Prospectus contained in the Exchange Offer Registration Statement by any Participating Broker-Dealer who seeks to sell Exchange Securities during the Applicable Period, use its best efforts to register or qualify, and, if applicable, to cooperate with the selling Holders of Registrable Securities, the underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of, such Registrable Securities to be included in a Registration Statement for offer and sale under the securities or Blue Sky laws of such jurisdictions in the United States as any selling Holder, Participating Broker-Dealer or the managing underwriters, if any, reasonably request in writing; and, if Securities are offered other than through an Underwritten Offering, the Company shall cause its counsel to perform Blue Sky investigations and file registrations and qualifications required to be filed pursuant to this Section 6(f) at the expense of the Company; keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the Securities covered by the applicable Registration Statement; provided, that the Company shall not be required in connection therewith to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it is not now so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

          (g)  If (A) a Shelf Registration is filed pursuant to Section 3 or
(B) a Prospectus contained in an Exchange Offer Registration Statement filed pursuant to Section 2 is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Securities during the Applicable Period, use its best efforts to prevent the issuance of any order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of a Prospectus or suspending the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, and, if any such order is issued, to use its best efforts to obtain the withdrawal of any such order at the earliest practicable time.

          (h)  If (A) a Shelf Registration is filed pursuant to Section 3 or
(B) a Prospectus contained in an Exchange Offer Registration Statement filed pursuant to Section 2 is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Securities during the Applicable Period, and if requested by the managing underwriters, if any, or the Holders of a majority in aggregate principal amount of the Registrable Securities, (i) promptly incorporate in a Prospectus or post-effective amendment such information as the managing underwriters, if any, or such Holders reasonably request to be included therein required to comply with any applicable law and (ii) make all required filings of such Prospectus or such post-effective amendment as soon as practicable after the Company has received notification of such matters required by applicable law to be incorporated in such Prospectus or post-effective amendment; provided, that the Company shall not be required to take any action under this clause (h) that would, in the opinion of counsel to the Company, violate applicable law.

          (i)  If (A) a Shelf Registration is filed pursuant to Section 3 or
(B) a Prospectus contained in an Exchange Offer Registration Statement filed pursuant to Section 2 is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Securities during the Applicable Period, cooperate with the selling Holders and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold, which certificates shall not bear any restrictive legends and shall be in a form eligible for deposit with The Depository Trust Company ("DTC"); and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters, if any, or Holders may request at least two Business Days prior to any sale of Registrable Securities.

          (j)  If (A) a Shelf Registration is filed pursuant to Section 3 or
(B) a Prospectus contained in an Exchange Offer Registration Statement filed pursuant to Section 2 is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Securities during the Applicable Period, upon the occurrence of any event contemplated by paragraph 6(e)(v) or 6(e)(vi) above, as promptly as practicable prepare a supplement or post-effective amendment to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder or to the purchasers of the Exchange Securities to whom such Prospectus will be delivered by a Participating Broker-Dealer, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (k) Use its best efforts to cause the Securities covered by a Registration Statement to be rated with the appropriate rating agencies, if appropriate, if so requested by the Holders of a majority in aggregate principal amount of Securities covered by such Registration Statement or the managing underwriters, if any.

          (l) Prior to the effective date of the first Registration Statement relating to the Registrable Securities, (i) provide the Trustee with certificates for the Registrable Securities in a form eligible for deposit with DTC and (ii) provide a CUSIP number for the Registrable Securities.

          (m)  [Intentionally Left Blank]

          (n) If a Shelf Registration is filed pursuant to Section 3, enter into such agreements (including an underwriting agreement in form, scope and substance as is customary in Underwritten Offerings) and take all such other actions in connection therewith (including those reasonably requested by the managing underwriters, if any, or the Holders of a majority of the Registrable Securities being sold) in order to expedite or facilitate the registration or the disposition of such Registrable Securities, and in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an Underwritten Registration, (i) make such representations and warranties to the Holders and the underwriters, if any, with respect to the business of the Company and its subsidiaries, and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by issuers to under-writers in Underwritten Offerings of debt securities similar to the Notes, and confirm the same if and when reasonably requested; (ii) use its best efforts to obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any, and the Holders of a majority in principal amount of the Registrable Securities being sold), addressed to each selling Holder of Registrable Securities and each of the underwriters, if any, covering the matters customarily covered in opinions requested in Underwritten Offerings; (iii) use its best efforts to obtain
"cold comfort" letters and updates thereof (which letters and updates (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters) from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to each of the underwriters and each selling Holder of Registrable Securities, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with Underwritten Offerings; and (iv) use its best efforts to deliver such documents and certificates as may be reasonably requested by the Holders of a majority in principal amount of the Registrable Securities being sold and the managing underwriters, if any, to evidence the continued validity of the representations and warranties of the Company and its subsidiaries made pursuant to clause (i) above and to evidence compliance with any conditions contained in the underwriting agreement or other similar agreement entered into by the Company.

          (o) Comply in all material respects with all applicable rules and regulations of the SEC and make generally available to its security holders earnings statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) (i) commencing on the first day of the fiscal quarter following each fiscal quarter in which Registrable Securities are sold to underwriters in a firm commitment or best efforts underwritten offering and (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Company after the effective date of a Registration Statement, which statements shall cover said 12-month periods.

          (p) Upon consummation of an Exchange Offer or Private Exchange, obtain an opinion of counsel to the Company (in form, scope and sub-stance customary for underwritten transactions), addressed to the Trustee for the benefit of all Holders participating in the Exchange Offer or Private Exchange, as the case may be, to the effect that (i) the Company has duly authorized, executed and delivered the Exchange Securities or the Private Exchange Securities, as the case may be, and the Indenture, and (ii) the Exchange Securities or the Private Exchange Securities, as the case may be, and the Indenture constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to customary exceptions and qualifications.

          (q) If an Exchange Offer or Private Exchange is to be consummated, upon delivery of the Registrable Securities by such Holders to the Company (or to such other Person as directed by the Company) in exchange for the Exchange Securities or the Private Exchange Securities, as the case may be, the Company shall mark, or caused to be marked, on such Registrable Securities that such Registrable Securities are being cancelled in exchange for the Exchange Securities or the Private Exchange Securities, as the case may be; in no event shall such Registrable Securities be marked as paid or otherwise satisfied.

          (r) Cooperate with each seller of Registrable Securities covered by any Registration Statement and each underwriter, if any, participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the NASD.

          (s) Use its best efforts to take all other steps necessary to effect the registration of the Registrable Securities covered by a Registration Statement contemplated hereby.

          The Company may require each seller of Registrable Securities or Participating Broker-Dealer as to which any registration is being effected to furnish to the Company such information regarding such seller or Participating Broker-Dealer and the distribution of such Registrable Securities or Exchange Securities as the Company may, from time to time, reasonably request and to provide comments with respect to the Registration Statement to be used in connection with any Shelf Registration. The Company may exclude from such registration the Registrable Securities or Exchange Securities of any Seller so long as such seller fails to furnish such information.

          Each Holder of Registrable Securities and each Participating Broker-Dealer agrees by acquisition of such Registrable Securities or Exchange

Securities of any Participating Broker-Dealer that, upon receipt of written notice from the Company of the happening of any event of the kind described in
Section 6(e)(ii), 6(e)(iv), 6(e)(v) or 6(e)(vi), such Holder will forthwith discontinue disposition (in the jurisdictions specified in a notice of a 6(e)(iv) event, and elsewhere in a notice of a 6(e)(ii), 6(e)(v) or 6(e)(vi) event) of such Registrable Securities covered by such Registration Statement or Prospectus to be sold by such Holder until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 6(j), or until it is advised in writing (the "Advice") by the Company that offers or sales in a particular jurisdiction may be resumed or that the use of the applicable Prospectus may be resumed, as the case may be, and has received copies of any amendments or supplements thereto. If the Company shall give such notice, each of the Effectiveness Period and the Applicable Period shall be extended by the number of days during such periods from and including the date of the giving of such notice to and including the date when each seller of such Registrable Securities covered by such Registration Statement shall have received (x) the copies of the supplemented or amended Prospectus contemplated by Section 6(j) or (y) the Advice.

7.   Registration Expenses

          (a) All fees and expenses incident to the Company's performance of or compliance with this Agreement shall be borne by the Company whether or not the Exchange Offer or a Shelf Registration is filed or becomes effective, including, without limitation:

                         (i) all registration and filing fees (including, without limitation, (A) fees with respect to filings required to be made with the NASD by the Purchasers or in connection with an underwritten offering and (B) fees and expenses of compliance with state securities or Blue Sky laws (including, without limitation, reasonable fees and disbursements of counsel in connection with Blue Sky qualifications of the Registrable Securities or Exchange Securities and determination of the eligibility of the Registrable Securities or Exchange Securities for investment under the laws of such jurisdictions (x) where the Holders of Registrable Securities are located, in the case of the Exchange Securities, or (y) as provided in Section 6(f), in the case of Registrable Securities or Exchange Securities to be sold by a Participating Broker-Dealer during the Applicable Period);

                         (ii)  printing expenses (including, without
     limitation, expenses of printing certificates for Registrable Securities or Exchange

     Securities in a form eligible for deposit with DTC and of printing prospectuses if the printing of prospectuses is requested by the managing underwriters, if any, or, in respect of Registrable Securities or Exchange Securities to be sold by a Participating Broker-Dealer during the Applicable Period, by the holders of a majority in aggregate principal amount of the Registrable Securities included in any Registration Statement or of such Exchange Securities, as the case may
     be);

                         (iii) messenger, telephone, duplication, word processing and delivery expenses incurred by the Company in the performance of its obligations hereunder;

                         (iv) fees and disbursements of counsel for the Company;

                         (v) fees and disbursements of all independent certified public accountants for the Company referred to in Section 6(n)(iii) (including, without limitation, the expenses of any special audit and "cold comfort" letters required by or incident to such performance);

                         (vi) fees and expenses of any "qualified independent underwriter" or other independent appraiser participating in an offering pursuant to Section 3 of Schedule E to the By-laws of the NASD, but only where the need for such a "qualified independent underwriter" arises due to a relationship with the Company;

                         (vii) Securities Act liability insurance, if the Company so desires such insurance;

                         (viii) fees and expenses of all other Persons retained by the Company; internal expenses of the Company (including, without limitation, all salaries and expenses of officers and employees of the Company performing legal or accounting duties); and the expense of any annual audit; and

                         (ix) rating agency fees and the fees and expenses incurred in connection with the listing of the Securities to be registered on any securities exchange.

          (b) The Company shall reimburse the Holders for the reasonable fees and disbursements of not more than one counsel chosen by the holders of a majority in aggregate principal amount of the Registrable Securities to be included in any Registration Statement. Notwithstanding the foregoing, each Holder shall pay all underwriting discounts and commissions of any underwriters with respect to any Registrable Securities sold by or on its behalf.

8.   Indemnification

          (a) Indemnification by the Company. The Company shall, without limitation as to time, indemnify and hold harmless each Holder, each Participating Broker-Dealer selling Exchange Securities, each Person who controls each such Holder or such Participating Broker-Dealer (within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange
Act) and the officers, directors, partners, employees, representatives and agents of each such Holder, Participating Broker-Dealer and controlling person, to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, costs of preparation and reasonable attorneys' fees) and expenses (including, without limitation, reasonable costs and expenses incurred in connection with investigating, preparing, pursuing or defending against any of the foregoing) (collectively, "Losses"), as incurred, directly or indirectly caused by, related to, based upon, arising out of or in connection with any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or form of prospectus, or in any amendment or supplement thereto, or in any preliminary prospectus, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading except insofar as such Losses arise out of or are based upon information relating to such Holder or Participating Broker-Dealer and furnished in writing to the Company by, and relating to, such Holder or Participating Broker-Dealer expressly for use therein. The Company shall also indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers, directors, agents and employees and each Person who controls such Persons (within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act) to the same extent as provided above with respect to the indemnification of the Holders or the Participating Broker-Dealer except insofar as such Losses are based solely upon (i) information furnished by such party to the Company expressly for use therein or (ii) such underwriter's gross negligence or willful misconduct. The foregoing indemnity with respect to any preliminary prospectus shall not inure to the benefit of any indemnified person from whom the person asserting such Losses purchased securities if such untrue statement or omission or alleged untrue statement or omission made in such preliminary prospectus is eliminated or remedied in the Prospectus and a copy of the Prospectus shall not have been furnished to such person in a timely manner due to the action or inaction of such indemnified person.

          (b) Indemnification by Holder of Registrable Securities. In connection with any Registration Statement, Prospectus or form of prospectus, any amendment or supplement thereto, or any preliminary prospectus in which a Holder is participating, such Holder shall furnish to the Company in writing such information as the Company reasonably requests for use in connection with any Registration Statement, Prospectus or form of prospectus, any amendment or supplement thereto, or any preliminary prospectus and shall, without limitation as to time, indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person, if any, who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20(a) of the Exchange Act), and the directors, officers, representatives, agents or employees of such controlling persons, to the fullest extent lawful, from and against all Losses arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading to the extent, but only to the extent, that such untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact is contained in any information so furnished in writing by such holder to the Company expressly for use therein.

          (c) Conduct of Indemnification Proceedings. If any Proceedings shall be brought or asserted against any Person entitled to indemnity hereunder (an "indemnified party"), such indemnified party shall promptly notify the party or parties from which such indemnity is sought (the "indemnifying parties") in writing; provided, however, that the failure to so notify the indemnifying parties shall not relieve the indemnifying parties from any obligation or liability except to the extent (but only to the extent) that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal) that the indemnifying parties have been prejudiced materially by such failure.

          The indemnifying party shall have the right, exercisable by giving written notice to an indemnified party, within 20 business days after receipt of written notice from such indemnified party of such Proceeding, to assume, solely at its expense, the defense of any such Proceeding, provided, however, that an indemnified party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless: (1) the indemnifying party has agreed to pay such fees and expenses; or (2) the indemnifying party shall have failed promptly to assume the defense of such Proceeding or shall have failed to employ counsel reasonably satisfactory to such indemnified party; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such indemnified party and the indemnifying party or any of its affiliates or controlling persons, and such indemnified party shall have been advised by counsel that there may be one or more defenses available to such indemnified party that are in addition to, or in conflict with, those defenses available to the indemnifying party or such affiliate or controlling person (in which case, if such indemnified party notifies the indemnifying parties in writing that it elects to employ separate counsel at the expense of the indemnifying parties, the indemnifying parties shall not have the right to assume the defense thereof and the reasonable fees and expenses of such counsel shall be at the expense of the indemnifying party; it being understood, however, that, the indemnifying party shall not, in connection with any one such Proceeding or separate but substantially similar or related Proceedings in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for such indemnified party).

          No indemnifying party shall be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld, but if settled with its written consent, or if there be a final judgment for the plaintiff in any such Proceeding, each indemnifying party jointly and severally agrees, subject to the exceptions and limitations set forth above, to indemnify and hold harmless each indemnified party from and against any and all Losses by reason of such settlement or judgment. The indemnifying party shall not consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to each indemnified party of a release, in form and substance reasonably satisfactory to the indemnified party, from all liability in respect of such Proceeding for which such indemnified party would be entitled to indemnification hereunder (whether or not any indemnified party is a party thereto).

          (d)  Contribution.  If the indemnification provided for in this
Section 8 is unavailable to an indemnified party or is insufficient to hold such indemnified party harmless for any Losses in respect of which this
Section 8 would otherwise apply by its terms (other than by reason of exceptions provided in this Section 8), then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall have a joint and several obligation to contribute to the amount paid or payable by such indemnified party as a result of such Losses, (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party, on the one hand, and such indemnified party, on the other hand, from the offering of the Notes, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party, on the one hand, and such indemnified party, on the other hand in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such indemnifying party, on the one hand, and indemnified party, on the other hand, shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent any such statement or omission. The amount paid or payable by an indemnified party as a result of any Losses shall be deemed to include any reasonable legal or other fees or expenses actually incurred by such party in connection with any Proceeding, to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in Section 8(a) or 8(b) was available to such party.

          The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 8(d), an indemnifying party that is a selling Holder of Registrable Securities shall not be required to contribute, in the aggregate, any amount in excess of such Holder's Maximum Contribution Amount. A selling Holder's "Maximum Contribution Amount" shall equal the excess of (i) the aggregate proceeds received by such Holder pursuant to the sale of such Registrable Securities over (ii) the aggregate amount of damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

          The indemnity and contribution agreements contained in this Section 8 are in addition to any liability that the indemnifying parties may have to the indemnified parties, provided that any excess payment made by the Company shall be refunded to the Company by the indemnified party receiving such excess payment.

9.   Rule 144 and Rule 144A

          The Company covenants that it shall (a) file the reports required to be filed by it (if so required) under the Securities Act and the Exchange Act in a timely manner and, if at any time the Company is not required to file such reports, it will, upon the request of any Holder make available other information necessary to permit sales pursuant to Rule 144 and Rule 144A and
(b) take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act pursuant to the exemptions provided by Rule 144 and Rule 144A. Nothing in this Section 9 shall be deemed to require the Company to register any of its securities pursuant to the Exchange Act.

10.  Underwritten Registrations

          If any of the Registrable Securities covered by any Shelf Registration are to be sold in an Underwritten Offering, the investment banker or investment bankers and manager or managers that will manage the offering will be selected by the Holders of a majority in aggregate principal amount of such Registrable Securities included in such offering with the written consent of the Company, which consent will not be unreasonably withheld.

          No holder of Registrable Securities may participate in any Underwritten Registration hereunder unless such holder (a) agrees to sell such Holder's Registrable Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

11.  Miscellaneous

          (a) Guarantors. If any Guarantors are appointed under the terms of the Indenture, the Company hereby agrees to cause such Guarantor to be bound by the terms hereof as if it was the Company hereunder and the guaranty was the Registrable Security.

          (b) Remedies. In the event of a breach by the Company of any of its obligations under this Agreement, each Holder, in addition to being entitled to exercise all rights provided herein, or granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

          (c) No Inconsistent Agreements. The Company has not entered into, as of the date hereof, and shall not enter into, after the date of this Agreement, any agreement with respect to any of its securities that is inconsistent with the rights granted to the holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof.

          (d) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of Holders of at least a majority of the then outstanding aggregate principal amount of Registrable Securities; provided, however, that Section 8 shall not be amended, modified or supplemented, and waivers or consents to departures from this proviso may not be given, unless the Company has obtained the written consent of each Holder. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders whose Registrable Securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other Holders may be given by Holders of at least a majority in aggregate principal amount of the Registrable Securities being sold by such Holders pursuant to such Registration Statement, provided that the provisions of this sentence may not be amended, modified or supplemented except in accordance with the provisions of the immediately preceding sentence.

          (e) Notices. All notices and other communications (including, without limitation, any notices or other communications to the Trustee) provided for or permitted hereunder shall be made in writing by hand-delivery, certified first-class mail, return receipt requested, next-day air courier or facsimile:

                         (i) if to a Holder, at the most current address given by such Holder to the Company in accordance with the provisions of this Section 11(d), which address initially is, with respect to each holder, the address of such holder maintained by the Registrar under the Indenture, with a copy to Skadden, Arps, Slate, Meagher & Flom, 300 South Grand Avenue, Los Angeles, California 90071, telecopy number (213) 687-5600, Attention: Michael A. Woronoff, Esq.; and

                         (ii) if to the Company, 172 Trade Street, Lexington, Kentucky 40508, Attention: Chief Executive Officer, and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 11(d), with a copy to Dechert Price & Rhoads, 477 Madison Avenue, New York, New York 10022, Attention: Bruce B. Wood.

          All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; one business day after being timely delivered to a next-day air courier; and when receipt is acknowledged by the addressee, if telecopied.

          Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee under the Indenture at the address specified in such Indenture.

          (f) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders.

          (g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          (h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

          (i) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AS APPLIED TO CONTRACTS MADE AND PERFORMED WHOLLY WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. THE COMPANY HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS. THE COMPANY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TRIAL BY JURY AND ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. THE COMPANY IRREVOCABLY CONSENTS, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE COMPANY AT ITS SAID ADDRESS, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY HOLDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY IN ANY OTHER JURISDICTION.

          (j) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

          (k) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement, and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, with respect to the registration rights granted by the Company in respect of securities sold pursuant to the Purchase Agreement. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

          (l) Attorneys' Fees. In any action or Proceeding brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the prevailing party, as determined by the courts, shall be entitled to recover reasonable attorneys' fees in addition to its costs and expenses and any other available remedy.

          (m) Securities Held by the Company or its Affiliates. Whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Company or its affiliates (as such term is defined in Rule 405 under the Securities
Act) (other than the Holders that are deemed to be such affiliates solely by reason of their holdings of such Registrable Securities) shall not be counted in determining whether such consent or approval was given by the holders of such required percentage.

                         REGISTRATION RIGHTS AGREEMENT

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                               CLARK MATERIAL HANDLING COMPANY



                               By: /s/
                                   -----------------------------------------
                               Name:
                               Title:


ACCEPTED AND AGREED TO:

JEFFERIES & COMPANY, INC.



By:  /s/
    ------------------------------
Name:
Title:



BEAR, STEARNS & CO. INC.



By: /s/
    ------------------------------
Name:
Title: